Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001 —— TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	FIRM/AFFILIATE OFFICES
——
BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
February 24, 2026	WASHINGTON, D.C.
WILMINGTON
——
ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SINGAPORE
TOKYO
TORONTO

Vaxcyte, Inc.

825 Industrial Road, Suite 300

San Carlos, California 94070

RE:	Vaxcyte, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to Vaxcyte, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the registration of (i) 6,552,942 shares (the “Equity Incentive Plan Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for future issuance pursuant to the Vaxcyte, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”) and (ii) 1,310,588 shares (the “Stock Purchase Plan Shares” and, together with the Equity Incentive Plan Shares, the “Shares”) of the Common Stock, available for future issuance pursuant to the Vaxcyte, Inc. 2020 Employee Stock Purchase Plan (together with the Equity Incentive Plan, the “Plans”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Plans;

Vaxcyte, Inc.

February 24, 2026

(b)	the Registration Statement in the form to be filed with the Commission on the date hereof;

(c)	an executed copy of a certificate of Mikhail Eydelman, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)

a copy of the Company’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of the dates the Plans were adopted, and certified pursuant to the Secretary’s Certificate as being in effect as of the dates the Plans were adopted;

(e)

a copy of the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of February 23, 2026, and certified pursuant to the Secretary’s Certificate as being in effect as of the date hereof

(f)	a copy of the Company’s Bylaws, as certified pursuant to the Secretary’s Certificate as being in effect as of the dates the Plans were adopted;

(g)	a copy of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”), as amended and certified pursuant to the Secretary’s Certificate as being in effect as of the date hereof;

(h)	a copy of certain resolutions of the Board of Directors of the Company adopted on June 4, 2020, as certified pursuant to the Secretary’s Certificate;

(i)	a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware; and

(j)	the form of award agreements under the Plans.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or

Vaxcyte, Inc.

February 24, 2026

other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Amended and Restated Certificate of Incorporation.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when awarded by the Board of Directors of the Company or a duly authorized committee thereof and issued and paid for in accordance with the terms of the Plans and the award agreements under the Plans, the Shares will be validly issued, fully paid and nonassessable.

In rendering the opinion stated herein, we have assumed that (i) an appropriate account statement evidencing the Shares credited to a recipient’s account maintained with the Company’s transfer agent and registrar has been or will be issued by the Company’s transfer agent and registrar; (ii) the issuance of the Shares will be properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Shares or other awards are granted pursuant to the Plans will be consistent with the Plans and will be duly authorized, executed and delivered by the parties thereto; (iv) the consideration received by the Company for each of the Shares delivered pursuant to the Plans shall not be less than the $0.001 per share; (v) the Company will continue to have sufficient authorized shares of Common Stock; (vi) the Company’s issuance of the Shares does not and will not (a) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (b) constitute a violation of, or a breach under, or require the consent or approval of any other person under any agreement or instrument binding on the Company (except that we do not and will not make this assumption with respect to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such instruments); (vii) the Company will continue to have sufficient authorized shares of Common Stock; and (viii) the Company’s authorized capital stock is as set forth in the Amended and Restated Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

Vaxcyte, Inc.

February 24, 2026

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH